Exhibit 4(a)

ENTERGY LOUISIANA, LLC
(successor to Entergy Louisiana, Inc.)

TO

THE BANK OF NEW YORK MELLON
(successor to The Chase National Bank of the City of New York)

As Trustee under Entergy Louisiana, LLC’s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Seventy-second Supplemental Indenture and Mortgage

Providing among other things for the
Mortgaging of Property located in Acadia Parish, Louisiana

Dated as of April 30, 2011

SEVENTY-SECOND SUPPLEMENTAL INDENTURE AND MORTGAGE

Indenture, dated as of April 30, 2011, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas (hereinafter sometimes called the “Company”), successor to ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005 (hereinafter sometimes called the “Louisiana Company”), which was the successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida (hereinafter sometimes called the “Florida Company”), whose post office address is 446 North Boulevard, Baton Rouge, Louisiana 70802, and THE BANK OF NEW YORK MELLON, a New York banking corporation (successor to THE CHASE NATIONAL BANK OF THE CITY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by the Florida Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the “Seventy-second Supplemental Indenture and Mortgage”) being supplemental thereto;

WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes (other than Acadia Parish) are the same Parishes in which this Seventy-second Supplemental Indenture and Mortgage is to be recorded; and

WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Florida Company was merged into the Louisiana Company on February 28, 1975, and the Louisiana Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Louisiana Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Louisiana Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

WHEREAS, the Louisiana Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990
Forty-second Supplemental Indenture	June 1, 1991
Forty-third Supplemental Indenture	April 1, 1992
Forty-fourth Supplemental Indenture	July 1, 1992
Forty-fifth Supplemental Indenture	December 1, 1992
Forty-sixth Supplemental Indenture	March 1, 1993
Forty-seventh Supplemental Indenture	May 1, 1993
Forty-eighth Supplemental Indenture	December 1, 1993
Forty-ninth Supplemental Indenture	July 1, 1994
Fiftieth Supplemental Indenture	September 1, 1994
Fifty-first Supplemental Indenture	March 1, 1996
Fifty-second Supplemental Indenture	March 1, 1998
Fifty-third Supplemental Indenture	March 1, 1999
Fifty-fourth Supplemental Indenture	June 1, 1999
Fifty-fifth Supplemental Indenture	May 15, 2000
Fifty-sixth Supplemental Indenture	March 1, 2002
Fifty-seventh Supplemental Indenture	March 1, 2004
Fifty-eighth Supplemental Indenture	October 1, 2004
Fifty-ninth Supplemental Indenture	October 15, 2004
Sixtieth Supplemental Indenture	May 1, 2005
Sixty-first Supplemental Indenture	August 1, 2005
Sixty-second Supplemental Indenture	October 1, 2005
Sixty-third Supplemental Indenture	December 15, 2005

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Louisiana Company converted into a Texas limited liability company and, pursuant to a Plan of Merger by which the Company and Entergy Louisiana Properties, LLC were created (the “Merger Documents”), underwent a merger by division pursuant to which, among other things, all the Mortgaged and Pledged Property, subject to the Lien of the Mortgage, and all of the rights, obligations and duties of the Louisiana Company under the Mortgage, were allocated to the Company on December 31, 2005, and the Company thereupon executed and delivered a Sixty-fourth Supplemental Indenture, effective as of January 1, 2006, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Louisiana Company, and said Sixty-fourth Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, the Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Sixty-fifth Supplemental Indenture	August 1, 2008
Sixty-sixth Supplemental Indenture	November 1, 2009
Sixty-seventh Supplemental Indenture	March 1, 2010
Sixty-eighth Supplemental Indenture	September 1, 2010
Sixty-ninth Supplemental Indenture	October 1, 2010
Seventieth Supplemental Indenture	November 1, 2010
Seventy-first Supplemental Indenture	March 1, 2011

which supplemental indentures were recorded in various Parishes in the State of Louisiana and with the Secretary of State of Texas; and

WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Florida Company or the Louisiana Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$ 17,000,000	None
3 1/8% Series due 1978	10,000,000	None
3% Series due 1980	10,000,000	None
4% Series due 1983	12,000,000	None
3 1/8% Series due 1984	18,000,000	None
4 ¾% Series due 1987	20,000,000	None
5% Series due 1990	20,000,000	None
4 5/8% Series due 1994	25,000,000	None
5 ¾% Series due 1996	35,000,000	None
5 5/8% Series due 1997	16,000,000	None
6 ½% Series due September 1, 1997	18,000,000	None
7 1/8% Series due 1998	35,000,000	None
9 3/8% Series due 1999	25,000,000	None
9 3/8% Series due 2000	20,000,000	None
7 7/8% Series due 2001	25,000,000	None
7 ½% Series due 2002	25,000,000	None
7 ½% Series due November 1, 2002	25,000,000	None
8% Series due 2003	45,000,000	None
8 ¾% Series due 2004	45,000,000	None
9 ½% Series due November 1, 1981	50,000,000	None
9 3/8% Series due September 1, 1983	50,000,000	None
8 ¾% Series due December 1, 2006	40,000,000	None
9% Series due January 1, 1986	75,000,000	None
10% Series due July 1, 2008	60,000,000	None
10 7/8% Series due May 1, 1989	45,000,000	None
13 ½% Series due November 1, 2009	55,000,000	None
15 ¾% Series due December 1, 1988	50,000,000	None
16% Series due April 1, 1991	75,000,000	None
16 ¼% Series due December 1, 1991	100,000,000	None
12% Series due March 1, 1993	100,000,000	None
13 ¼% Series due March 1, 2013	100,000,000	None
13% Series due September 1, 2013	50,000,000	None
16% Series due August 1, 1994	100,000,000	None
14 ¾% Series due November 1, 2014	55,000,000	None
15 ¼% Series due December 1, 2014	35,000,000	None
14% Series due December 1, 1992	60,000,000	None
14 ¼% Series due December 1, 1995	15,000,000	None
10 ½% Series due April 1, 1993	200,000,000	None
10 3/8% Series due November 1, 2016	280,000,000	None
Series 1988A due September 30, 1988	13,334,000	None
Series 1988B due September 30, 1988	10,000,000	None
Series 1988C due September 30, 1988	6,667,000	None
10.36% Series due December 1, 1995	75,000,000	None
10 1/8% Series due April 1, 2020	100,000,000	None
Environmental Series A due June 1, 2021	52,500,000	None
Environmental Series B due April 1, 2022	20,940,000	None
7.74% Series due July 1, 2002	179,000,000	None
8 ½% Series due July 1, 2022	90,000,000	None
Environmental Series C due December 1, 2022	25,120,000	None
6% Series due March 1, 2000	100,000,000	None
Environmental Series D due May 1, 2023	34,364,000	None
Environmental Series E due December 1,2023	25,991,667	None
Environmental Series F due July 1, 2024	21,335,000	None
Collateral Series 1994-A, due July 2, 2017	117,805,000	109,290,000*
Collateral Series 1994-B, due July 2, 2017	58,865,000	54,630,000*
Collateral Series 1994-C, due July 2, 2017	31,575,000	29,290,000*
8 ¾% Series due March 1, 2026	115,000,000	None
6 ½% Series due March 1, 2008	115,000,000	None
5.80% Series due March 1, 2002	75,000,000	None
Environmental Series G due June 1, 2030	67,200,000	None
8 ½% Series due June 1, 2003	150,000,000	None
7.60% Series due April 1, 2032	150,000,000	None
5.5% Series due April 1, 2019	100,000,000	None
6.4% Series due October 1, 2034	70,000,000	70,000,000
5.09% Series due November 1, 2014	115,000,000	None
4.67% Series due June 1, 2010	55,000,000	None
5.56% Series due September 1, 2015	100,000,000	None
6.3% Series due September 1, 2035	100,000,000	100,000,000
5.83% Series due November 1, 2010	150,000,000	None
6.50% Series due September 1, 2018	300,000,000	300,000,000
5.40% Series due November 1, 2024	$400,000,000	$400,000,000
6.0% Series due March 15, 2040	$150,000,000	$150,000,000
4.44% Series due January 15, 2026	$250,000,000	$250,000,000
Environmental Series H due June 1, 2030	$119,073,000	$119,073,000**
5.875% Series due June 15, 2041	150,000,000	150,000,000
4.80% Series due May 1, 2021	200,000,000	200,000,000

which bonds are also hereinafter sometimes called bonds of the First through Seventy-sixth Series, respectively; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, in order to subject to the Lien of the Mortgage additional property; and

WHEREAS, the Company now desires to subject to the Lien of the Mortgage additional property described on Schedule A attached hereto and hereby made a part hereof; and

WHEREAS, the execution and delivery by the Company of this Seventy-second Supplemental Indenture and Mortgage has been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, (a) the properties located in Acadia Parish, Louisiana, owned by the Company and described in Schedule A attached hereto and hereby made a part hereof; and (b) all other property, real, personal and mixed, acquired by the Company on or after December 31, 2005 (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Seventy-second Supplemental Indenture and Mortgage) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Seventy-second Supplemental Indenture and Mortgage and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon, as Trustee, and its successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Seventy-second Supplemental Indenture and Mortgage being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Florida Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Mortgage as follows:

ARTICLE I

MAXIMUM INDEBTEDNESS

SECTION 1.   The aggregate principal amount of bonds which may be secured by the Lien of the Mortgage at any one time Outstanding is limited to One Hundred Billion Dollars ($100,000,000,000), subject to the right of the Company to amend the Mortgage, as amended and supplemented, as provided therein.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.   Subject to any amendments provided for in this Seventy-second Supplemental Indenture and Mortgage, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventy-second Supplemental Indenture and Mortgage, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 3.   The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventy-second Supplemental Indenture and Mortgage or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Seventy-second Supplemental Indenture and Mortgage with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventy-second Supplemental Indenture and Mortgage.

SECTION 4.  Whenever in this Seventy-second Supplemental Indenture and Mortgage any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Seventy-second Supplemental Indenture and Mortgage contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.  Nothing in this Seventy-second Supplemental Indenture and Mortgage, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Seventy-second Supplemental Indenture and Mortgage or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-second Supplemental Indenture and Mortgage contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

SECTION 6.  It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Seventy-second Supplemental Indenture and Mortgage is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Seventy-second Supplemental Indenture and Mortgage shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and is irrevocably appointed special agent and representative of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

SECTION 7.  This Seventy-second Supplemental Indenture and Mortgage shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

*  All of which provide equity support for the Owner-Participants in the Waterford 3 Sale-Leaseback transaction and bear no interest.

** All of which are currently held by the Trustee for the benefit of the holders of $115,000,000 in aggregate principal amount of Louisiana Public Facilities Authority 5% Revenue Bonds (Entergy Louisiana, LLC Project) Series 2010 and bear no interest.

IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates, or Associates all as of the day and year first above written.

ENTERGY LOUISIANA, LLC

By:/s/ Steven C. McNeal
Name:  Steven C. McNeal
Title:  Vice President and Treasurer

Attest:

By:/s/ Dawn A. Abuso
Name: Dawn A. Abuso
Title:   Assistant Secretary

Executed, sealed and delivered by
ENTERGY LOUISIANA, LLC
in the presence of:

/s/ Leah W. Dawsey
Name: Leah W. Dawsey

/s/ Shannon K. Ryerson
Name: Shannon K. Ryerson

THE BANK OF NEW YORK MELLON
As Successor Trustee

By:/s/ Scott I. Klein
Name:  SCOTT I. KLEIN
Title: VICE PRESIDENT

Attest:

By:/s/ Timothy Casey
Name:  TIMOTHY CASEY
Title: VICE PRESIDENT

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON                                                                                                                                [SEAL]
in the presence of:

/s/ Denise Piazza
Name:  Denise Piazza

/s/ Mary Miselis
Name:  MARY MISELIS
            VICE PRESIDENT

STATE OF LOUISIANA
                                                    } ss.:
PARISH OF ORLEANS

On this 2d day of June, 2011, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said entity.

On the 2d day of June, 2011 before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winner’s Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

/s/ Jennifer B. Favalora
Notary Public
Name: Jennifer B. Favalora
Notary ID Number: 57639
My commission expires: at my death

STATE OF NEW YORK
                                                            } ss.:
COUNTY OF NEW YORK

On this 6th day of June, 2011, before me appeared Scott I. Klein to me personally known or proved to me on the basis of satisfactory evidence and who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Scott I. Klein acknowledged said instrument to be the free act and deed of said entity.

On the 6th day of June, 2011, before me personally came Timothy Casey, to me personally known or proved to me on the basis of satisfactory evidence and who, being by me duly sworn, did depose and say that he/she resides in Williston Park, NY ; that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he/she signed his/her name thereto by like order.

/s/ Dwayne Latimore
Notary Public, State of New York
No. 01LA6234980
Qualified in Kings                      County
Commission Expires Jan. 31, 2015

Schedule A

Description of Real Property to be added to the Mortgaged and Pledged Property

The Company’s right, title and interest in and to

I.           the following described property, and all privileges, licenses, rights of way, servitudes, easements and all other appurtenances thereto, together with buildings, fixtures, component parts, other construction and improvements located thereon:

That certain tract or parcel of land located in Acadia Parish, Louisiana, designated as Tract “PB-2” as shown on the “Map Showing Subdivision of Acadia Power Partners, LLC Property into Tracts ‘CF-1’, ‘PB-1’ & ‘PB-2’, located in Section 58, Township 7 South, Range 1 East, Southwest Land District, Acadia Parish, Louisiana, for Cleco Power, LLC and Acadia Power Partners, LLC”, prepared by David L. Patterson, P.L.S., dated July 24, 2009, revised February 15, 2010, a copy of which is filed of record as Entry No. 801791, (the “Subdivision Plat”) together with all of the buildings, improvements, structures and other constructions situated on such land and all of the rights, ways, privileges, servitudes, appurtenances thereto belonging or in anywise appertaining.  Said Tract “PB-2” is located and has such dimensions as shown on the said Subdivision Plat and as reflected on the Subdivision Plat, said Tract “PB-2” contains 6.38 acres (hereinafter said immovable property transferred referred to as “Power Block 2”).

Said property being a portion of the same land comprising 61.5 acres acquired by Acadia Power Partners, LLC, from Acadia Power Holdings, LLC, by Act of Sale dated effective July 14, 2000, recorded in COB G-58, Folio 718, Entry No. 687862 of the official records of Acadia Parish, Louisiana.

II.           an undivided 50% ownership interest in and to the following described property:

A.
That certain tract or parcel of land located in Acadia Parish, Louisiana, and designated as Tract “CF-1” as shown on the “Map Showing Subdivision of Acadia Power Partners, LLC Property into Tracts ‘CF-1’, ‘PB-1’ & ‘PB-2’, located in Section 58, Township 7 South, Range 1 East, Southwest Land District, Acadia Parish, Louisiana, for Cleco Power, LLC and Acadia Power Partners, LLC”, prepared by David L. Patterson, P.L.S., dated July 24, 2009, revised February 15, 2010, a copy of which is filed of record as Entry No. 801791, (the “Subdivision Plat”), together with all of the buildings, improvements, structures and other constructions situated on such land and all of the rights, ways, privileges, servitudes, appurtenances thereto belonging or in anywise appertaining.  Said Tract “CF-1”is located and has such dimensions as shown on the Subdivision Plat and as reflected as said Subdivision Plat Tract “CF-1” contains 48.56 acres.

Said property being a portion of the same land comprising 61.5 acres acquired by Acadia Power Partners, LLC from Acadia Power Holdings, LLC, by Act of Sale dated effective July 14, 2000, recorded in COB G-58, Folio 718, Entry No. 687862 of the official records of Acadia Parish, Louisiana.

and

B.
That certain tract or parcel of land located in Acadia Parish, Louisiana, designated as the “85.12 Acre Tract Acadia Power Partners, LLC Property” as shown on that “Map Showing ALTA/ACSM Land Title Survey of 85.12 Acre Tract Acadia Power Partners, LLC Property, formerly the Leander Bryan Frey Estate located in Sections 18 & 58, T-7-S, R-1-E & Section 47, T-7-5, R-1-W, Southwest Land  District, Acadia Parish, Louisiana, for Cleco Power, LLC, by David L. Patterson, P.L.S., dated July 14, 2009 (hereinafter the “Pond Tract Survey”), attached to Act recorded as Entry No. 801794, together with all buildings, improvements, structures and other constructions situated on such land and all of the rights, ways, privileges, servitudes, appurtenances thereto belonging or in anywise appertaining (the “Pond Tract”).  Said Pond Tract is located and has such dimensions as shown on the Pond Tract Survey and as reflected on the Pond Tract Survey, the “85.12 Acre Tract Acadia Power Partners, LLC Property” contains 85.12 acres.

Being the same land acquired by Acadia Power Partners, LLC from Leander B. Frey by Act of Cash Sale dated September 24 and 30, 2000, recorded as Entry No. 704747.

(hereinafter both of the above described immovable properties A & B may be referred to as “Common Facilities Property”).

III.           an undivided 50% interest and non-exclusive right of use and enjoyment of the following rights of way and/or servitudes:

1.
Non-exclusive Predial Servitude for Road Right of Way and Passage from Jo Ann Bollich Frey, Cynthia Ann Frey Fontenot Hollier, Catherine (Katherine) Susan Frey Deaville, Earlene Marie Frey Lejeune, Larry Anthony Frey, Harriet Ann Frey Myers Young, Edna Gail Frey Granger, Robert Joseph Frey, Melissa Ann Frey Fontenot Lavergne, Stephen Anthony Frey, Patrick Joseph Frey and Reginald Lawrence Frey, Jr. to Acadia Power Partners LLC, dated August 3, 2000, registered as Instrument No. 676964 in Acadia Parish (partial assignment).

2.
Non-exclusive rights under Assignment by Entergy Gulf States, Inc. (f/k/a Gulf States Utilities Company) to Acadia Power Partners, LLC, dated March 1, 2001 (partial assignment), registered in Book M58, page 6, as Instrument No. 692132 in Acadia Parish.

3.
Non-exclusive right to those servitudes and/or rights of way initially acquired by Acadia Partners Pipeline, LLC, and partially assigned to Acadia Power Partners, LLC by Act of Transfer dated February 23, 2010, recorded as Instrument No. 801796 of the official records of Acadia Parish, Louisiana, which servitudes and/or rights of way are listed on Exhibit “A” to said Act of Transfer.

4.
Non-Exclusive Predial Servitude Rights pursuant to Grants and/or  Destination of Servitudes and Rights of Use Agreement among Acadia Power Partners, LLC and Power Block 1, LLC, recorded February 25, 2010, registered as Instrument No. 801792, (the “Joint Servitude Agreement”), covering the following property:

TRACT PB-1

That certain tract or parcel of land located in Acadia Parish, Louisiana, designated as “Tract “PB-1” as shown on the “Map Showing Subdivision of Acadia Power Partners, LLC Property into Tracts ‘CF-1’, ‘PB-1’ & ‘PB-2’, located in Section 58, Township 7 South, Range 1 East, Southwest Land District, Acadia Parish, Louisiana, for Cleco Power, LLC and Acadia Power Partners, LLC”, prepared by David L. Patterson, P.L.S., dated July 24, 2009, a copy of which is filed of record as Entry No. 801791, (the “Subdivision Plat”).  Said Tract “PB-1” is located and has such dimensions as shown on the said Subdivision Plat and as reflected on the Subdivision Plat, said Tract “PB-1” contains 6.38 acres.

Said property being a portion of the same land comprising 61.5 acres acquired by Acadia Power Partners, LLC, from Acadia Power Holdings, LLC, by Act of Sale dated effective July 14, 2000, recorded in COB G-58, Folio 718, Entry No. 687862 of the official records of Acadia Parish, Louisiana.

5.
Non-Exclusive Predial Servitude Rights pursuant to Grants and/or  Destination of Servitudes and Rights of Use Agreement among Acadia Power Partners, LLC and Power Block 1, LLC, February 25, 2010, registered as Entry No. 801792, (the “Joint Servitude Agreement”), covering the other co-owner’s 50% co-ownership interest in the following described property:  (Tract “CF-1” and the Pond Tract).

TRACT CF-1

That certain tract or parcel of land located in Acadia Parish, Louisiana, and designated as Tract “CF-1” as shown on the “Map Showing Subdivision of Acadia Power Partners, LLC Property into Tracts ‘CF-1’, ‘PB-1’ & ‘PB-2’, located in Section 58, Township 7 South, Range 1 East, Southwest Land District, Acadia Parish, Louisiana, for Cleco Power, LLC and Acadia Power Partners, LLC”, prepared by David L. Patterson, P.L.S., dated July 24, 2009, a copy of which is filed of record as Entry No. 801791.  Said Tract “CF-1”is located and has such dimensions as shown on the Subdivision Plat and as reflected as said Subdivision Plat Tract “CF-1” contains 48.56 acres.

Said property being a portion of the same land comprising 61.5 acres acquired by Acadia Power Partners, LLC, from Acadia Power Holdings, LLC, by Act of Sale dated effective July 14, 2000, recorded in COB G-58, Folio 718, Entry No. 687862 of the official records of Acadia Parish, Louisiana.

and

POND TRACT

That certain tract or parcel of land located in Acadia Parish, Louisiana, designated as the “85.12 Acre Tract Acadia Power Partners, LLC Property” as shown on that “Map Showing ALTA/ACSM Land Title Survey of 85.12 Acre Tract Acadia Power Partners, LLC Property, formerly the Leander Bryan Frey Estate located in Sections 18 & 58, T-7-S, R-1-E & Section 47, T-7-5, R-1-W, Southwest Land  District, Acadia Parish, Louisiana, for Cleco Power, LLC, by David L. Patterson, P.L.S., dated July 14, 2009 (hereinafter the “Pond Tract Survey”), attached to Act recorded as Entry No. 801794, (the “Pond Tract”).    Said Pond Tract is located and has such dimensions as shown on the Pond Tract Survey and as reflected on the Pond Tract Survey, the “85.12 Acre Tract Acadia Power Partners, LLC Property” contains 85.12 acres.

Being the same land acquired by Acadia Power Partners, LLC from Leander B. Frey by Act of Cash Sale dated September 24 and 30, 2000, recorded as Entry No. 704747.

and

IV.           an undivided fifty percent (50%) ownership interest in the following described rights-of-way, permits and servitudes (herein referred to as the “Pipeline Property”):

GAS PIPELINE RIGHTS-OF-WAY AND SERVITUDES ACADIA PARISH LOUISIANA
	RECORDING DATA	DOCUMENT TYPE	GRANTOR	GRANTEE
1	9/24/2001	Servitude for Appurtenance	Acadia Power Partners, LLC	Acadia Partners
	K58/721	Site		Pipeline, LLC
2	9/24/01	Pipeline R-O-W Permit	Acadia Power Partners, LLC	Acadia Partners
	K58/718			Pipeline, LLC
3	7/23/01	Pipeline R-O-W Permit	Leander B. Frey	Acadia Partners
	H58/581			Pipeline, LLC
4	7/23/2001	Pipeline R-O-W Permit	Julius Elwood Bischoff	Acadia Partners
	H58/584			Pipeline, LLC
5	7/23/2001	Pipeline R-O-W Permit	Paul F. Siebert, Mark Perkins	Acadia Partners
	H58/589		and Larry W. Siebert	Pipeline, LLC
6	7/23/2001	Pipeline R-O-W Permit	Louis Heinen and Marie L.	Acadia Partners
	H58/592		Heinen	Pipeline, LLC
7	7/23/2001	Pipeline R-O-W Permit	Lawrence Perkins	Acadia Partners
	H58/595			Pipeline, LLC
8	7/23/2001	Pipeline R-O-W Permit	Michael Wayne Bourgeois	Acadia Partners
	H58/598			Pipeline, LLC
9	3/5/2001	Pipeline R-O-W Grant	The State of Louisiana	Acadia Partners
	Z57/550			Pipeline, LLC
10	7/23/2001	Pipeline R-O-W Permit	(Leroy J. David Trust "B”),	Acadia Partners
	H58/605		Marcia Ann, David Cooper	Pipeline, LLC
11	7/23/2001	Pipeline R-O-W Permit	(Leroy J. David Trust "B"),	Acadia Partners
	H58/608		Carole Joan,David Jones	Pipeline, LLC
12	7/23/2001	Pipeline R-0-W Permit	(Leroy J. David Trust "B"),	Acadia Partners
	H58/612		Adeline Koe David	Pipeline, LLC
13	7/23/2001	Pipeline R-O-W Permit	Margaret McGee Fels	Acadia Partners
	H58/602			Pipeline, LLC
14	7/23/2001	Pipeline R-O-W Permit	Will David Frey	Acadia Partners
	H58/615			Pipeline, LLC
15	7/23/2001	Pipeline R-O-W Permit	Ory Living Trust	Acadia Partners
	H58/618			Pipeline, LLC
16	7/23/2001	Pipeline R-O-W Permit	Doniven C. Frey	Acadia Partners
	H58/624			Pipeline, LLC
17	7/23/2001	Pipeline R-O-W Permit	Judy Frey Hundley	Acadia Partners
	H58/621			Pipeline, LLC
18	7/23/2001	Pipeline R-O-W Permit	Reginald W. Zaunbrecher et ux	Acadia Partners
	H58/627		et al	Pipeline, LLC
19	9/24/01	R-O-W Permit for Pipelines	Arnold Ledoux Farms, Inc.	Acadia Partners
	K58/707	and Valve Site		Pipeline, LLC
20	9/24/01	Servitude for Appurtenance	Arnold Ledoux Farms, Inc.	Acadia Partners
	K58/715	Sites		Pipeline, LLC
21 a.	N/A	Pipeline R-O-W Permit #444 (Buckhorn Road)	Acadia Parish Police Jury, Parish of Acadia, Louisiana	CLE Intrastate Pipeline Co., Inc.
21 b.	2/10/10	Assignment (of 21a)	CLE Intrastate Pipeline Co.,	Acadia Partners
	801390		Inc.	Pipeline, LLC

Description of Fixtures, Equipment and Other Personal Property to be added to the Mortgaged and Pledged Property

The Company’s right, title and interest in and to
•
two gas-fired combined-cycle power blocks located on the Power Block 2, with two (2) Siemens-Westinghouse combustion turbine-generators and related heat recovery steam generator and steam turbine, and related auxiliary equipment, including all fixtures, machinery, equipment, and other tangible movable property that is located on such real property, including assets temporarily off-site for repair or other purposes or being shipped to such location;

•
all fixtures, machinery, equipment, leased personal property and other tangible movable property that is located on the Common Facilities Property, including assets temporarily off-site for repair or other purposes or being shipped to such location; and

•
all fixtures, machinery, equipment, and other tangible movable property that is located on the real property covered by the Pipeline Property, including assets used or to be used for such purpose and temporarily off-site for repair or other purposes or being shipped to such location.